SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2004

GENSYM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-27696	04-2932756
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

(Former name or former address, if changed since last report)

Item 4. Change in Registrant’s Certifying Accountant.

On May 26, 2004, Gensym Corporation (the “Company”) received notice from its independent accountants, PricewaterhouseCoopers, LLP (“PwC”), that PwC had declined to stand for re-appointment as the Company’s independent accountants. The Audit Committee of the Board of Directors of the Company is in the process of interviewing potential replacement independent accountants and in the near future expects to engage a new public accounting firm to act as the Company’s independent accountants.

PwC’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2002 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of the Company’s financial statements as of December 31, 2002 and 2003 and for the years then ended and during the interim period from January 1, 2004 to May 26, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its audit report related to the 2002 and 2003 financial statements of the Company.

During the Company’s two fiscal years ended December 31, 2002 and 2003 and during the interim period from January 1, 2004 to May 26, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that in connection with its audit of the Company’s financial statements for the fiscal year ended December 31, 2003, PwC identified certain matters representing material weaknesses in the Company’s financial reporting closing and review process and supervisory approval of journal entries and certain matters representing reportable conditions in the control over the Company’s consolidation process and reporting by subsidiaries, including timeliness and accuracy of subsidiary reporting and analysis and formal documentation for foreign subsidiary borrowings, and access and signatory rights to bank accounts of foreign subsidiaries. PwC has advised the Company that the noted material weaknesses and reportable conditions constituted reportable events under Item 304(a)(1)(v)(A) of Regulation S-K. The Company’s Audit Committee has discussed the subject matter of these matters with PwC and, as described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 filed with the Securities and Exchange Commission on May 13, 2004, the Company has taken a number of corrective actions to address the matters identified by PwC.

The Company has authorized PwC to respond fully to the inquiries of any successor independent accountant concerning any of the matters discussed above. The Company has provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of such letter from PwC, dated June 2, 2004, is attached as Exhibit 16 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
16	Letter of PricewaterhouseCoopers LLP, dated as of June 2, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2004	GENSYM CORPORATION

	By:	/s/ Stephen D. Allison
Stephen D. Allison Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter of PricewaterhouseCoopers LLP, dated as of June 2, 2004